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                                                                      Exhibit 21
EXHB

                        SUBSIDIARIES OF PALL CORPORATION

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, except where otherwise noted:

                                                  State or Other
                                                  Jurisdiction of
                                                   Incorporation
                                                  ---------------
Pall Aeropower Corporation                           Delaware
Pall Biomedical, Inc.                                Delaware
Pall International Corporation                       Delaware
Pall Puerto Rico, Inc.                               Delaware

Russell Associates Inc.                              Delaware
Pall (Canada) Limited                                Canada
Pall Europe Limited                                  England
Pall Biomedizin GmbH (a)                             Germany

Pall Deutschland GmbH                                Germany
Pall Filtrationstechnik GmbH (a)                     Germany
Pall Industrie-Hydraulik GmbH (a)                    Germany
Pall Luftfahrttechnik APME Deutschland
   GmbH (a)                                          Germany

Pall Verwaltungsgesellschaft mbH (b)                 Germany
Pall Italia S.R.L.                                   Italy
Institut de Formation a la Filtration
   Pall (c)                                          France
Pall Biomedical France (c)                           France

Pall France S.A.                                     France
Pall (Schweiz) A.G.                                  Switzerland
Pall Austria Filter Ges.m.b.H.                       Austria
Pall Espana S.A.                                     Spain

Pall Poland Limited (a)                              Poland
Nihon Pall Ltd.                                      Japan
Pall Filtration Pte. Ltd.                            Singapore
Pall Korea Limited                                   Korea

Pall Filter (Beijing) Co., Ltd.                      China
Pall Export Sales Corp., Limited (d)                 Jamaica

     (a) 100% owned by Pall Deutschland GmbH.
     (b) 100% owned by Pall Europe Limited.
     (c) 100% owned by Pall France S.A.
     (d) 100% owned by Pall International Corporation.

All subsidiaries listed above are included in the consolidated financial statements for the fiscal years 1994, 1993 and 1992, or, in the case of corporations organized since August 4, 1991, from the date of incorporation. The list does not include inactive subsidiaries.